UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 28, 2010
000-51562
Commission file number
AMERICAN COMMERCIAL LINES INC.
(Exact name of registrant as specified in its charter)

Delaware	75-3177794

(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

1701 E. Market Street, Jeffersonville, Indiana	47130
(Address of principal executive offices)	(Zip Code)
(812) 288-0100
(Registrant’s telephone number, including area code)
Former name or former address, if changed since last report: N/A
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01 NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING.
As previously disclosed on February 3, 2010, Eugene Davis, who served on the Audit Committee of the Board of Directors of American Commercial Lines Inc. (the “Company”), retired as a director of the Company at the end of his term on May 17, 2010. Listing Rule 5605(c)(2)(A) of The NASDAQ Stock Market (“NASDAQ”) requires, among other things, that an audit committee be comprised of at least three directors. Mr. Davis’s retirement reduced the number of directors serving on the Company’s Audit Committee to two directors, resulting in the Company’s non-compliance with Listing Rule 5605(c)(2)(A). The Company intends to appoint a director to the Audit Committee to replace Mr. Davis before the next regularly scheduled Audit Committee meeting.
On May 28, 2010, NASDAQ notified the Company that it no longer complies with Listing Rule 5605(c)(2)(A). Consistent with Listing Rule 5605(c)(4)(B), NASDAQ provided the Company a cure period in order to regain compliance with the audit committee composition requirements of (i) the earlier of its next annual meeting of stockholders or May 17, 2011, or (ii) November 15, 2010 if the Company’s next annual meeting of stockholders occurs before November 15, 2010. The Company notified NASDAQ on June 4, 2010 that, as noted above, the Company’s Board of Directors intends to appoint an additional director to fill the vacancy on the Audit Committee at its next meeting of the Board of Directors and within the cure period provided. There are no scheduled meetings of the Audit Committee until that time.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMERICAN COMMERCIAL LINES INC. (REGISTRANT)
Date: June 4, 2010	By:	/s/ Dawn R. Landry
Dawn R. Landry
Senior Vice President General Counsel & Corporate Secretary